Exhibit 3.3

Ministry of Government and Consumer Services Articles of Amendment Business Corporations Act Corporation Name (Date of Incorporation/Amalgamation) VISIONARY EDUCATION TECHNOLOGY HOLDINGS GROUP INC. (August 20, 2013) 1. The name of the corporation is changed to: No t amended 2. The number of directors or the minimum/maximum number of directors are amended as follows: No t amended 3. The articles are amended as follows: A. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter "None": No t amended B. The classes and any maximum number of shares that the corporation is authorized to issue: No t amended C. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter "Not Applicable": Not amended BCA - Articles of Amendment - VISIONARY EDUCATION TECHNOLOGY HOLDINGS GROUP INC. - OCN:1901673 - January 19, 2022 The endorsed Articles of Amendment are not complete without the Certificate of Amendment. Certified a true copy of the record of the Ministry of Government and Consumer Services. Page 1 of 2 Director/Registrar, Ministry of Government and Consumer Services

D. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter "None": The pre - existing article 8 of the original Articles of Incorporation dated August 20, 2013 shall be deleted in its entirety and shall be replaced with: "no restrictions" E . Other provisions: No t amended 4. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. 5. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on: Januar y 06 , 2022 The articles have been properly executed by the required person(s). BCA - Articles of Amendment - VISIONARY EDUCATION TECHNOLOGY HOLDINGS GROUP INC. - OCN:1901673 - January 19, 2022 The endorsed Articles of Amendment are not complete without the Certificate of Amendment. Certified a true copy of the record of the Ministry of Government and Consumer Services. Page 2 of 2 Director/Registrar, Ministry of Government and Consumer Services